Exhibit 99.1

COLUMBIA
LABORATORIES, INC
354 Eisenhower
Parkway
Plaza I, Second Floor
Livingston, NJ 07039
TEL: (973) 994-3999
FAX: (973) 994-3001
FOR IMMEDIATE RELEASE
COLUMBIA LABORATORIES TO PROVIDE STRATEGIC UPDATE ON
MARCH 4, 2010 CONFERENCE CALL
LIVINGSTON, NJ—March 3, 2010—Columbia Laboratories, Inc. (Nasdaq: CBRX) will hold a conference call tomorrow, March 4, 2010, to provide a strategic update on its progesterone business. Frank C. Condella, Jr., interim chief executive officer, and Lawrence Gyenes, senior vice president, chief financial officer and treasurer of Columbia Laboratories, will host the call.

Date:	Thursday, March 4, 2010
Time:	8:30 AM ET
Dial-in numbers:	(877) 303-9483 (U.S. & Canada) or (760) 666-3584
Live webcast:	www.cbrxir.com, under “Events.”
A replay of the conference call and webcast will be available after the conference call transcript is filed with the Securities and Exchange Commission (the “SEC”). The replay will be available by telephone through Thursday, March 11, 2010, at (800) 642-1687 (U.S. & Canada) or (706) 645-9291 using conference ID 60890330, and as a webcast for six months on the Company’s investor website, www.cbrxir.com, under “Events.”
About Columbia Laboratories
Columbia Laboratories, Inc. is a specialty pharmaceutical company focused on developing and marketing products for the reproductive healthcare and endocrinology markets using its novel bioadhesive drug delivery technology. For more information, please visit www.columbialabs.com.
Contact:
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer & Treasurer
Columbia Laboratories, Inc.
(973) 486-8860
Seth Lewis
Vice President
The Trout Group LLC
(617) 583-1308